EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-138661) of our reports dated March 8, 2007, relating to the financial statement of ICON Leasing Fund Twelve, LLC, and dated June 16, 2006 and July 26, 2007, relating to the consolidated financial statements of ICON Capital Corp. and to the reference to our firm as it appears under the caption ‘‘Experts’’ in the prospectus.

/s/ Hays & Company LLP

New York, New York
January 18, 2008